                                                                  EXHIBIT 4(aa)
               Form of Certificate for Shares of Preferred Stock

                                OLIN CORPORATION
NUMBER                                                                  SHARES
          Incorporated under the laws of the Commonwealth of Virginia
                     _____________________ Preferred Stock


                                                               CUSIP____________

                                                               See reverse for
                                                               certain
                                                               definitions.


        This certifies that _________________________________

        is the owner of



FULLY-PAID AND NON-ASSESSABLE SHARES OF THE _________ PREFERRED STOCK OF THE PAR VALUE OF $1.00 EACH OF

Olin Corporation, transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Corporation's Articles of Incorporation and By-laws, both as amended, to all of which each holder by acceptance hereof assents. This certificate is not valid unless countersigned by a Transfer Agent and registered by a Registrar.

     Witness the facsimile signatures of the Corporation's proper officers and a facsimile of its corporate seal.

DATED:

Countersigned and Registered:
                                   (SEAL)
            Transfer Agent    Olin Corporation
             and Registrar          1892
By
                                 Johnnie M. Jackson, Jr.  John W. Johnstone, Jr.
     Authorized Officer                       Secretary    Chairman of the Board

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                                 [REVERSE SIDE]

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below, may be used.

Phrase                                    Phrase
Abbreviation    Equivalent                Abbreviation     Equivalent
- ------------    ----------                ------------     ----------
JT TEN          As joint tenants, with     TEN BY ENT      As Tenants by the
                right of survivorship                      entireties
                and not as tenants in
                common

TEN IN COM      As tenants in common       UNIF GIFT       Uniform Gifts to
                                           MIN ACT         Minors Act

Word
Abbreviation                     Equivalent
- ------------                     ----------
ADM                              Administrator(s)
                                 Administratrix
AGMT                             Agreement
ART                              Article
CH                               Chapter
CUST                             Custodian for
DEC                              Declaration
EST                              Estate, Of estate of
EX                               Executor(s), Executrix
FBO                              For the benefit of
FDN                              Foundation
GDN                              Guardian(s)
GDNSHP                           Guardianship
MIN                              Minor(s)
PAR                              Paragraph
PL                               Public Law
TR                               (As) trustee(s), for, of
U                                Under
UA                               Under agreement
UW                               Under will of.  Of will of.
                                 Under last will & testament

                                OLIN CORPORATION

      A copy of the Articles of Incorporation, as amended, of the Corporation containing a full statement of the designations, preferences, limitations and the relative rights of the shares of Common Stock and Preferred Stock, and the variations in the relative rights and preferences between the shares of each Series of Preferred Stock so far as the same have been fixed and determined, and of the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series, may be obtained, without charge, from the Transfer Agent or the office of the Secretary of the Corporation.
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ASSIGNMENT FORM

For value received _____________________ hereby sell, assign and transfer
                         (I or we)
________________ shares of the capital stock represented by this certificate
   (amount)
to _________________________________________________________________________

PLEASE INSERT SOCIAL    ____________________________________________________
SECURITY OR OTHER           (Print full name and address of Assignee)
IDENTIFYING NUMBER      ____________________________________________________
OF ASSIGNEE
_____________________
                                                /  /  /  /  /  / Assignee,
_______________________________________________________________
                                              zip code

and do irrevocably constitute and appoint __________________________________
                                            (Leave blank or fill in as
                                             explained in Notice below)
as Attorney to transfer the said Stock on the books of the Corporation with full power of substitution.

Dated_____________________ X _______________________________________________
                             (Sign here exactly as name(s) is shown on the face of this certificate without any change or alteration whatever.)

IMPORTANT NOTICE: When you sign your name to this Assignment Form without filling in the name of your "Assignee" or "Attorney", this stock certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you either (i) fill in the name of the new owner in the "Assignee" blank, or (ii) if you are sending the signed certificate to your bank or broker, fill in the name of the bank or broker in the "Attorney" blank. Alternatively, instead of using this Assignment Form, you may sign a separate "stock power" form and then mail the unsigned stock certificate and the signed "stock power" in separate envelopes. For added protection, use certified or registered mail for a stock certificate.
        Keep this certificate in a safe place. If it is lost, stolen or destroyed, the Company will require a bond of indemnity as a condition to the issuance of a replacement certificate.


______________________________________________________________________________

                   THIS SPACE MUST NOT BE COVERED IN ANY WAY